Exhibit 10.2

AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

           THIS AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT (as it may be amended or modified from time to time, the "Security Agreement") is entered into as of October 27, 2005 by and among SYSTEMAX INC., a corporation organized under the laws of the State of Delaware ("SYX"), SYSTEMAX MANUFACTURING INC., a corporation organized under the laws of the State of Delaware ("SMI"), GLOBAL COMPUTER SUPPLIES INC., a corporation organized under the laws of the State of New York ("GCS"), GLOBAL EQUIPMENT COMPANY INC., a corporation organized under the laws of the State of New York ("GEC"), TIGERDIRECT, INC., a corporation organized under the laws of the State of Florida ("Tiger"), DARTEK CORPORATION, a corporation organized under the laws of the State of Delaware ("Dartek"), NEXEL INDUSTRIES, INC., a corporation organized under the laws of the State of New York ("NII"), MISCO AMERICA INC., a corporation organized under the laws of the State of Delaware ("Misco"), ONREBATE.COM INC., a corporation organized under the laws of the State of Delaware ("OCI"), PAPIER CATALOGUES, INC., a corporation organized under the laws of the State of New York ("PCI"), CATALOG DATA SYSTEMS, INC., a corporation organized under the laws of the State of New York ("CDS"), MILLENNIUM FALCON CORP., a corporation organized under the laws of the State of Delaware ("MFC"), TEK SERV INC., a corporation organized under the laws of the State of Delaware ("TSI"), B.T.S.A., Inc., a corporation organized under the laws of the State of New York ("BTSA"), PROFIT CENTER SOFTWARE INC., a corporation organized under the laws of the State of New York ("PCS"), GLOBAL GOV/ED SOLUTIONS INC., a corporation organized under the laws of the State of Delaware ("GGES"), GLOBAL GOVERNMENT & EDUCATION INC. ("GGE"), SYX DISTRIBUTION INC., a corporation organized under the laws of the State of Delaware ("SYXD"), SYX SERVICES INC., a corporation organized under the laws of the State of New York ("SSI"), ULTRA PRODUCTS INC., a corporation organized under the laws of the State of Delaware ("UPI"), SYSTEMAX SUWANEE LLC, a limited liability company organized under the laws of the State of Delaware ("SSLLC") and THE MILLENIUM GROUP LLC, a limited liability company organized under the laws of the State of Connecticut ("TMGLLC") (SYX, SMI, GCS, GEC, Tiger, Dartek, NII, Misco, OCI, PCI, CDS, MFC, TSI, BTSA, PCS, GGES, GGE, SYXD, SSI, UPI, SSLLC and TMGLLC, each a "Grantor" and jointly and severally the "Grantors") and JPMORGAN CHASE BANK, N.A., in its capacity as administrative agent (the "US Administrative Agent") for the lenders party to the Credit Agreement referred to below.

PRELIMINARY STATEMENT

           WHEREAS, the Grantors, the US Administrative Agent, the Loan Parties, the Lenders and other parties are entering into an Amended and Restated Credit Agreement dated as of the date hereof (as it may be amended or modified from time to time, the "Credit Agreement"). The Grantors are entering into this Amended and Restated Security Agreement in order to induce the Lenders to enter into and extend credit to the Borrowers under the Credit Agreement and to secure the Secured Obligations.

           WHEREAS, the Grantors (other than GGE), the US Administrative Agent and the lenders party thereto are parties to a Loan and Security Agreement dated as of June 13, 2001 (as amended or otherwise supplemented prior to the date hereof, the "Existing US Credit Agreement") pursuant to which the lenders party thereto agreed to provide the US Borrowers (other than GGE) with certain financial accommodations.

           WHEREAS, (a) SYX, GCS, GEC, Tiger, NII, Misco and PCS are each a party to a Trademark Collateral Security Agreement with US Administrative Agent, each dated as of June 13, 2001, and (b) GCS is a party to a Trademark Collateral Security Agreement with US Administrative Agent dated as of April 28, 2003 (as each of the documents in clauses (a) and (b) have been amended or otherwise supplemented prior to the date hereof, collectively, the "Existing Trademark Security Agreements").

           WHEREAS, SYX and GEC are each a party to a Patent Collateral Security Agreement with US Administrative Agent, each dated as of June 13, 2001 (as amended or otherwise supplemented prior to the date hereof, collectively, the "Existing Patent Security Agreements").

           WHEREAS, PCS, GGES and SSI are each a party to a Security Agreement dated as of October 1, 2003 (as amended or otherwise supplemented prior to the date hereof, the "Existing Guarantor Security Agreement").

           WHEREAS, US Administrative Agent and (i) SYX, GCS and MFC are each a party to a Pledge Agreement, each dated as of June 13, 2001 (ii) SYX is party to a Pledge Agreement dated as of April 18, 2004 and (iii) SYX is party to a Pledge Agreement dated as of May 10, 2004 (each of the foregoing Pledge Agreements, as amended or otherwise supplemented prior to the date hereof, collectively, the "Existing Stock Pledge Agreements" and together with the Existing Trademark Security Agreements, the Existing Patent Security Agreements and the Existing Guarantor Security Agreement, the "Existing Ancillary Security Agreements").

           WHEREAS, GGE is being joined as an additional Grantor and US Borrower, and the Credit Agreement is being entered into by institutions (including, without limitation, additional lenders which have agreed to provide certain financial accommodations to Borrowers) not previously parties to the Existing Credit Agreement or the Existing Ancillary Security Agreements.

           WHEREAS, this Security Agreement and the Credit Agreement are being entered into for the purpose of amending and restating the Existing US Credit Agreement and Existing Ancillary Security Agreements on the terms and conditions herein and in the Credit Agreement.

           NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrowers by the Administrative Agents and Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

AMENDMENT AND RESTATEMENT

           As of the date hereof, the terms, conditions, covenants, agreements, representations and warranties contained in the Existing US Credit Agreement and Existing Ancillary Security Documents shall be deemed amended and restated in their entirety as follows and as provided in the Credit Agreement, and the Existing US Credit Agreement and Existing Ancillary Security Documents shall be consolidated with and into and superseded by this Security Agreement and the Credit Agreement; provided, however, that nothing contained in this Security Agreement or the Credit Agreement shall impair, limit or affect the Liens theretofore granted, pledged and/or assigned to the US Administrative Agent and/or the lenders party thereto as security for the Obligations under, and as defined in, the Existing US Credit Agreement and Existing Ancillary Security Documents, except as otherwise herein provided.

           ACCORDINGLY, the Grantors and the US Administrative Agent, on behalf of the Lenders, hereby agree as follows:

ARTICLE I
DEFINITIONS

           1.1. Terms Defined in Credit Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

           1.2. Terms Defined in UCC. Terms defined in the UCC which are not otherwise defined in this Security Agreement are used herein as defined in the UCC.

           1.3. Definitions of Certain Terms Used Herein. As used in this Security Agreement, in addition to the terms defined in the Preliminary Statement, the following terms shall have the following meanings:

           "Accounts" shall have the meaning set forth in Article 9 of the UCC.

           "Article" means a numbered article of this Security Agreement, unless another document is specifically referenced.

           "Assigned Contracts" means, collectively, all of the Grantors' rights and remedies under, and all moneys and claims for money due or to become due to the Grantors under those contracts set forth on Exhibit J hereto, and any other material contracts, and any and all amendments, supplements, extensions, and renewals thereof including all rights and claims of the Grantors now or hereafter existing: (a) under any insurance, indemnities, warranties, and guarantees provided for or arising out of or in connection with any of the foregoing agreements; (b) for any damages arising out of or for breach or default under or in connection with any of the foregoing contracts; (c) to all other amounts from time to time paid or payable under or in connection with any of the foregoing agreements; or (d) to exercise or enforce any and all covenants, remedies, powers and privileges thereunder.

           "Chattel Paper" shall have the meaning set forth in Article 9 of the UCC.

           "Closing Date" means the date of the Credit Agreement.

           "Collateral" shall have the meaning set forth in Article II.

           "Collateral Access Agreement" means any landlord waiver or other agreement, in form and substance satisfactory to the US Administrative Agent, between the US Administrative Agent and any third party (including any bailee, consignee, customs broker, or other similar Person) in possession of any Collateral or any landlord of any Loan Party for any real property where any Collateral is located, as such landlord waiver or other agreement may be amended, restated, or otherwise modified from time to time.

           "Collateral Report" means any certificate (including any Borrowing Base Certificate), report or other document delivered by the Grantors to the US Administrative Agent or any Lender with respect to the Collateral pursuant to any Loan Document.

           "Commercial Tort Claims" means any commercial tort claim (as defined in the UCC) acquired by any Grantor.

           "Control" shall have the meaning set forth in Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC.

           "Copyrights" means, with respect to any Person, all of such Person's right, title, and interest in and to the following: (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations, and copyright applications; (b) all renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements for any of the foregoing; (d) the right to sue for past, present, and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.

           "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

           "Deposit Accounts" shall have the meaning set forth in Article 9 of the UCC.

           "Documents" shall have the meaning set forth in Article 9 of the UCC.

           "Equipment" shall have the meaning set forth in Article 9 of the UCC.

           "Event of Default" means an event described in Section 5.1.

           "Exhibit" refers to a specific exhibit to this Security Agreement, unless another document is specifically referenced.

           "Farm Products" shall have the meaning set forth in Article 9 of the UCC.

           "Fixtures" shall have the meaning set forth in Article 9 of the UCC.

           "General Intangibles" shall have the meaning set forth in Article 9 of the UCC.

           "Goods" shall have the meaning set forth in Article 9 of the UCC.

           "Instruments" shall have the meaning set forth in Article 9 of the UCC.

           "Inventory" shall have the meaning set forth in Article 9 of the UCC.

           "Investment Property" shall have the meaning set forth in Article 9 of the UCC.

           "Lenders" means the lenders party to the Credit Agreement and their successors and assigns.

           "Letter-of-Credit Rights" shall have the meaning set forth in Article 9 of the UCC.

           "Licenses" means, with respect to any Person, all of such Person's right, title, and interest in and to (a) any and all licensing agreements or similar arrangements in and to its Patents, Copyrights, or Trademarks, (b) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future breaches thereof, and (c) all rights to sue for past, present, and future breaches thereof.

           "Patents" means, with respect to any Person, all of such Person's right, title, and interest in and to: (a) any and all patents and patent applications; (b) all inventions and improvements described and claimed therein; (c) all reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof; (d) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements thereof; and (f) all rights corresponding to any of the foregoing throughout the world.

           "Pledged Collateral" means all Instruments, Securities and other Investment Property of each Grantor, whether or not physically delivered to the US Administrative Agent pursuant to this Security Agreement.

           "Receivables" means the Accounts, Chattel Paper, Documents, Investment Property, Instruments and any other rights or claims to receive money which are General Intangibles or which are otherwise included as Collateral.

           "Required Secured Parties" means (a) prior to an acceleration of the Obligations under the Credit Agreement, the Required Lenders, (b) after an acceleration of the Obligations under the Credit Agreement but prior to the date upon which the Credit Agreement has terminated by its terms and all of the obligations thereunder have been paid in full, Lenders holding in the aggregate at least fifty-one percent (51%) of the total of the Aggregate Credit Exposure, and (c) after the Credit Agreement has terminated by its terms and all of the Obligations thereunder have been paid in full (whether or not the Obligations under the Credit Agreement were ever accelerated), Lenders holding in the aggregate at least fifty-one percent (51%) of the aggregate net early termination payments and all other amounts then due and unpaid from the Grantors to the Lenders under Swap Agreement, as determined by the US Administrative Agent in its reasonable discretion.

           "Section" means a numbered section of this Security Agreement, unless another document is specifically referenced.

           "Security" has the meaning set forth in Article 8 of the UCC.

           "Stock Rights" means all dividends, instruments or other distributions and any other right or property which any Grantor shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any Equity Interest constituting Collateral, any right to receive an Equity Interest and any right to receive earnings, in which any Grantor now has or hereafter acquires any right, issued by an issuer of such Equity Interest.

           "Supporting Obligations" shall have the meaning set forth in Article 9 of the UCC.

           "Trademarks" means, with respect to any Person, all of such Person's right, title, and interest in and to the following: (a) all trademarks (including service marks), trade names, trade dress, and trade styles and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (b) all licenses of the foregoing, whether as licensee or licensor; (c) all renewals of the foregoing; (d) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (f) all rights corresponding to any of the foregoing throughout the world.

           "UCC" means the Uniform Commercial Code, as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the attachment, perfection or priority of, or remedies with respect to, US Administrative Agent's or any Lender's Lien on any Collateral.

           The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

ARTICLE II
GRANT OF SECURITY INTEREST

           Each Grantor (other than GGE) hereby acknowledges, agrees and confirms that US Administrative Agent, on behalf of and for the ratable benefit of Lenders shall continue to have a continuing security interest in all Collateral granted to US Administrative Agent on behalf of and for the ratable benefit of the Lenders under the Existing US Credit Agreement and Existing Ancillary Security Agreements and to the extent not otherwise granted to US Administrative Agent and Lenders therein, each Grantor (including, without limitation, GGE) pledges, assigns and grants to the US Administrative Agent, on behalf of and for the ratable benefit of the Lenders, a security interest in all of its right, title and interest in, to and under all personal property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of any Grantor (including under any trade name or derivations thereof), and whether owned or consigned by or to, or leased from or to, any Grantor, and regardless of where located (all of which will be collectively referred to as the "Collateral") (provided, however, that as to Securities of foreign issuers held by any Grantor, the extent of such security interest shall be limited to 65% of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)), including:

(i)	all Accounts;

(ii)	all Chattel Paper;

(iii)	all Copyrights, Patents and Trademarks;

(iv)	all Documents;

(v)	all Equipment;

(vi)	all Fixtures;

(vii)	all General Intangibles;

(viii)	all Goods;

(ix)	all Instruments;

(x)	all Inventory;

(xi)	all Investment Property (except as otherwise noted above);

(xii)	all cash or cash equivalents;

(xiii)	all letters of credit, Letter-of-Credit Rights and Supporting Obligations;

(xiv)	all Deposit Accounts with any bank or other financial institution;

(xv)	all Commercial Tort Claims;

(xvi)	all Assigned Contracts;

(xvii)	all Farm Products;

(xviii)	and all accessions to, substitutions for and replacements, proceeds (including Stock Rights), insurance proceeds and products of the foregoing, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto and any General Intangibles at any time evidencing or relating to any of the foregoing;

to secure the prompt and complete payment and performance of the Secured Obligations. Notwithstanding the foregoing, and notwithstanding the inclusion of the foregoing categories of Collateral in any and all financing statements filed by or on behalf of the US Administrative Agent and the Lenders, (a) each Grantor's grant of a security interest in Equipment shall not attach until the first time the US Administrative Agent has determined in its sole discretion that Borrowing Base Availability is less than $35,000,000 (which such determination shall be memorialized in a writing, a copy of which shall be promptly provided to SYX) and upon such determination US Administrative Agent's security interest shall automatically attach to the Equipment without any additional action on the part of the US Administrative Agent or the Grantors; provided, however, all of the Grantors' Equipment shall at all times be considered "Collateral" hereunder and under the Credit Agreement and (b) no grant of security interests in Real Property or Fixtures of the Grantors shall be made except as provided in Section 4.17.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

          Each Grantor represents and warrants to the US Administrative Agent and the Lenders that:

           3.1. Title, Perfection and Priority. Each Grantor has good and valid rights in or the power to transfer the Collateral and title to the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens except for Liens permitted under Section 4.1(e), and has full power and authority to grant to the US Administrative Agent the security interest in such Collateral pursuant hereto. When the Lien of the US Administrative Agent shall have attached and financing statements have been filed in the appropriate offices against any Grantor in the locations listed on Exhibit H, and applicable assignments of security interests have been filed with the United States Copyright Office and the United States Trademark Office, the US Administrative Agent will have a fully perfected first priority security interest in that Collateral in which a security interest may be perfected by filing in the United States, subject only to Liens permitted under Section 4.1(e).

           3.2. Type and Jurisdiction of Organization, Organizational and Identification Numbers. The type of entity of each Grantor, its state of organization, the organizational number issued to it by its state of organization and its federal employer identification number are set forth on Exhibit A.

           3.3. Principal Location. Each Grantor's mailing address and the location of its place of business (if it has only one) or its chief executive office (if it has more than one place of business), are disclosed in Exhibit A; each Grantor has no other places of business except those set forth in Exhibit A.

           3.4. Collateral Locations. All of each Grantor's locations where Collateral is located are listed on Exhibit A. All of said locations are owned by a Grantor except for locations (i) which are leased by a Grantor as lessee and designated in Part VII(b) of Exhibit A and (ii) at which Inventory is held in a public warehouse or is otherwise held by a bailee or on consignment as designated in Part VII(c) of Exhibit A.

           3.5. Deposit Accounts. All of each Grantor's Deposit Accounts are listed on Exhibit B.

           3.6. Exact Names. Each Grantor's name in which it has executed this Security Agreement is the exact name as it appears in each Grantor's organizational documents, as amended, as filed with each Grantor's jurisdiction of organization. Except as disclosed on Exhibit K attached hereto, no Grantor has, during the past five years, been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or been a party to any acquisition.

           3.7. Letter-of-Credit Rights and Chattel Paper. Exhibit C lists all Letter-of-Credit Rights and Chattel Paper of each Grantor. All action by each Grantor necessary or desirable to protect and perfect the US Administrative Agent's Lien on each item listed on Exhibit C (including the delivery of all originals and the placement of a legend on all Chattel Paper as required hereunder) has been duly taken. The US Administrative Agent will have a fully perfected first priority security interest in the Collateral listed on Exhibit C, subject only to Liens permitted under Section 4.1(e).

           3.8. Accounts and Chattel Paper.

                     (a) The names of the obligors, amounts owing, due dates and other information with respect to the Accounts and Chattel Paper are and will be correctly stated in all records of each Grantor relating thereto and in all invoices and Collateral Reports with respect thereto furnished to the US Administrative Agent by each Grantor from time to time. As of the time when each Account or each item of Chattel Paper arises, each Grantor shall be deemed to have represented and warranted that such Account or Chattel Paper, as the case may be, and all records relating thereto, are genuine and in all respects what they purport to be.

                     (b) With respect to Accounts, except as specifically disclosed on the most recent Collateral Report, (i) all Accounts are Eligible Accounts; (ii) all Accounts represent bona fide sales of Inventory or rendering of services to Account Debtors in the ordinary course of each Grantor's business and are not evidenced by a judgment, Instrument or Chattel Paper; (iii) there are no setoffs, claims or disputes existing or asserted with respect thereto and no Grantor has made any agreement with any Account Debtor for any extension of time for the payment thereof, any compromise or settlement for less than the full amount thereof, any release of any Account Debtor from liability therefor, or any deduction therefrom except a discount or allowance allowed by any Grantor in the ordinary course of its business for prompt payment and disclosed to the US Administrative Agent; (iv) to Grantors' knowledge, there are no facts, events or occurrences which in any way impair the validity or enforceability thereof or could reasonably be expected to reduce the amount payable thereunder as shown on any Grantor's books and records and any invoices, statements and Collateral Reports with respect thereto; (v) no Grantor has received any notice of proceedings or actions which are threatened or pending against any Account Debtor which might result in any adverse change in such Account Debtor's financial condition; and (vi) no Grantor has knowledge that any Account Debtor is unable generally to pay its debts as they become due.

                     (c) In addition, with respect to all Accounts, (i) the amounts shown on all invoices, statements and Collateral Reports with respect thereto are actually and absolutely owing to the applicable Grantor as indicated thereon and are not in any way contingent; (ii) no payments have been or shall be made thereon except payments immediately delivered to a Lock Box or a Collateral Deposit Account as required pursuant to Section 5.17 of the Credit Agreement; and (iii) to the Grantors' knowledge, all Account Debtors have the capacity to contract.

           3.9. Inventory. With respect to any Inventory scheduled or listed on the most recent Collateral Report, (a) such Inventory (other than Inventory in transit) is located at one of the Grantors' locations set forth on Exhibit A, (b) no Inventory (other than Inventory in transit) is now, or shall at any time or times hereafter be stored at any other location except as permitted by Section 4.1(g), (c) each Grantor has good, indefeasible and merchantable title to such Inventory and such Inventory is not subject to any Lien or security interest or document whatsoever except for the Lien granted to the US Administrative Agent, for the benefit of the US Administrative Agent and Lenders, and except for Permitted Encumbrances, (d) except as specifically disclosed in the most recent Collateral Report, such Inventory is Eligible Inventory of good and merchantable quality, free from any defects, (e) such Inventory is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties which would require any consent of any third party upon sale or disposition of that Inventory or the payment of any monies to any third party upon such sale or other disposition, (f) such Inventory (if manufactured by a Grantor in the United States) has been produced in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder and (g) the completion of manufacture, sale or other disposition of such Inventory by the US Administrative Agent following an Event of Default shall not require the consent of any Person and shall not constitute a breach or default under any contract or agreement to which any Grantor is a party or to which such property is subject.

           3.10. Intellectual Property. No Grantor has any interest in, or title to, any Patent, Trademark or Copyright except as set forth in Exhibit D. This Security Agreement is effective to create a valid and continuing Lien and, upon filing of appropriate financing statements in the offices listed on Exhibit H and this Security Agreement with the United States Copyright Office and the United States Patent and Trademark Office, fully perfected first priority security interests in favor of the US Administrative Agent on the Grantors' United States Patents, Trademarks and Copyrights, such perfected security interests are enforceable as such as against any and all creditors of and purchasers from the Grantors; and all action necessary or desirable to protect and perfect the US Administrative Agent's Lien on the Grantors' United States Patents, Trademarks or Copyrights shall have been duly taken.

           3.11. Filing Requirements. None of the Equipment is covered by any certificate of title, except for the vehicles described in Part I of Exhibit E. None of the Collateral is of a type for which security interests or liens may be perfected by filing under any federal statute except for (a) the vehicles described in Part II of Exhibit E and (b) Patents, Trademarks and Copyrights held by the Grantors and described in Exhibit D. The legal description, county and street address of each property on which any Fixtures are located is set forth in Exhibit F together with the name and address of the record owner of each such property.

           3.12. No Financing Statements, Security Agreements. No financing statement or security agreement describing all or any portion of the Collateral which has not lapsed or been terminated naming any Grantor as debtor has been filed or is of record in any jurisdiction except (a) for financing statements or security agreements naming the US Administrative Agent on behalf of the Lenders as the secured party and (b) as permitted by Section 4.1(e).

           3.13. Pledged Collateral.

                     (a) Exhibit G sets forth a complete and accurate list of all of the Pledged Collateral. Each Grantor is the direct, sole beneficial owner and sole holder of record of the applicable Pledged Collateral listed on Exhibit G as being owned by it, free and clear of any Liens, except for the security interest granted to the US Administrative Agent for the benefit of the Lenders hereunder. Each Grantor further represents and warrants that (i) all Pledged Collateral constituting an Equity Interest has been (to the extent such concepts are relevant with respect to such Pledged Collateral) duly authorized and validly issued, and is fully paid and non-assessable, (ii) with respect to any certificates delivered to the US Administrative Agent representing an Equity Interest, either such certificates are Securities as defined in Article 8 of the UCC as a result of actions by the issuer or otherwise, or, if such certificates are not Securities, the Grantors have so informed the US Administrative Agent so that the US Administrative Agent may take steps to perfect its security interest therein as a General Intangible, (iii) all Pledged Collateral held by a securities intermediary is covered by a control agreement among the applicable Grantor, the securities intermediary and the US Administrative Agent pursuant to which the US Administrative Agent has Control and (iv) all Pledged Collateral which represents Indebtedness owed to any Grantor has been duly authorized, authenticated or issued and delivered by the issuer of such Indebtedness, is the legal, valid and binding obligation of such issuer and such issuer is not in default thereunder.

                     (b) In addition, (i) none of the Pledged Collateral has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject, (ii) there are existing no options, warrants, calls or commitments of any character whatsoever relating to the Pledged Collateral or which obligate the issuer of any Equity Interest included in the Pledged Collateral to issue additional Equity Interests, except as set forth on Exhibit G, and (iii) no consent, approval, authorization, or other action by, and no giving of notice, filing with, any governmental authority or any other Person is required for the pledge by the applicable Grantor of the Pledged Collateral pursuant to this Security Agreement or for the execution, delivery and performance of this Security Agreement by the applicable Grantor, or for the exercise by the US Administrative Agent of the voting or other rights provided for in this Security Agreement or for the remedies in respect of the Pledged Collateral pursuant to this Security Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally.

                     (c) Except as set forth in Exhibit G, the applicable Grantor owns 100% of the issued and outstanding Equity Interests which constitute Pledged Collateral and none of the Pledged Collateral which represents Indebtedness owed to such Grantor is subordinated in right of payment to other Indebtedness or subject to the terms of an indenture.

ARTICLE IV
COVENANTS

           From the date of this Security Agreement, and thereafter until this Security Agreement is terminated, each Grantor agrees that:

           4.1. General.

                     (a) Collateral Records. Each Grantor will maintain complete and accurate books and records with respect to the Collateral, and furnish to the US Administrative Agent, with sufficient copies for each of the Lenders, such reports relating to the Collateral as the US Administrative Agent shall from time to time request.

                     (b) Authorization to File Financing Statements; Ratification. Each Grantor hereby authorizes the US Administrative Agent to file, and if requested will deliver to the US Administrative Agent, all financing statements and other documents and take such other actions as may from time to time be requested by the US Administrative Agent in order to maintain a first perfected security interest in and, if applicable, Control of, the Collateral. Any financing statement filed by the US Administrative Agent may be filed in any filing office in any UCC jurisdiction and may (i) indicate the Collateral (1) as all assets of each Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC or such jurisdiction, or (2) by any other description which reasonably approximates the description contained in this Security Agreement, and (ii) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor and (B) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Each Grantor also agrees to furnish any such information to the US Administrative Agent promptly upon request. Each Grantor also ratifies its authorization for the US Administrative Agent to have filed in any UCC jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

                     (c) Further Assurances. Each Grantor will, if so requested by the US Administrative Agent, furnish to the US Administrative Agent, as often as the US Administrative Agent requests, statements and schedules further identifying and describing the Collateral and such other reports and information in connection with the Collateral as the US Administrative Agent may reasonably request, all in such detail as the US Administrative Agent may specify. Each Grantor also agrees to take any and all actions necessary to defend title to the Collateral against all persons and to defend the security interest of the US Administrative Agent in the Collateral and the priority thereof against any Lien not expressly permitted hereunder.

                     (d) Disposition of Collateral. No Grantor will sell, lease or otherwise dispose of the Collateral except for dispositions specifically permitted pursuant to Section 6.05 of the Credit Agreement.

                     (e) Liens. No Grantor will create, incur, or suffer to exist any Lien on the Collateral except (i) the security interest created by this Security Agreement, and (ii) other Permitted Encumbrances.

                     (f) Other Financing Statements. No Grantor will authorize the filing of any financing statement naming it as debtor covering all or any portion of the Collateral, except as permitted by Section 4.1(e). Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of the US Administrative Agent, subject to the applicable Grantor's rights under Section 9-509(d)(2) of the UCC.

                     (g) Locations. No Grantor will (i) maintain any Collateral at any location other than those locations listed on Exhibit A, (ii) otherwise change, or add to, such locations without the US Administrative Agent's prior written consent as required by the Credit Agreement (and if the US Administrative Agent gives such consent, the applicable Grantor will concurrently therewith obtain a Collateral Access Agreement for each such location to the extent required by the Credit Agreement), or (iii) change its principal place of business or chief executive office from the location identified on Exhibit A, other than as permitted by the Credit Agreement.

           (h) Compliance with Terms. Each Grantor will perform and comply with all obligations in respect of the Collateral and all agreements to which it is a party or by which it is bound relating to the Collateral.

           4.2. Receivables.

                     (a) Certain Agreements on Receivables. No Grantor will make or agree to make any discount, credit, rebate or other reduction in the original amount owing on a Receivable or accept in satisfaction of a Receivable less than the original amount thereof, except that, prior to the occurrence of an Event of Default, the applicable Grantor may reduce the amount of Accounts arising from the sale of Inventory in accordance with its present policies and in the ordinary course of business.

                     (b) Collection of Receivables. Except as otherwise provided in this Security Agreement, each Grantor will collect and enforce, at the Grantors' sole expense, all amounts due or hereafter due to each Grantor under the Receivables.

                     (c) Delivery of Invoices. Each Grantor will deliver to the US Administrative Agent immediately upon its request duplicate invoices with respect to each Account bearing such language of assignment as the US Administrative Agent shall specify.

                     (d) Disclosure of Counterclaims on Receivables. If (i) any discount, credit or agreement to make a rebate or to otherwise reduce the amount owing on a Receivable exists or (ii) if, to the knowledge of any Grantor, any dispute, setoff, claim, counterclaim or defense exists or has been asserted or threatened with respect to a Receivable, the Grantors will promptly disclose such fact to the US Administrative Agent in writing. The Grantors shall send the US Administrative Agent a copy of each credit memorandum in excess of $1,000,000 or any lesser amount if requested by US Administrative Agent, as soon as issued, and the Grantors shall promptly report each credit memo and each of the facts required to be disclosed to the US Administrative Agent in accordance with this Section 4.2(d) on the Borrowing Base Certificates submitted by it.

                     (e) Electronic Chattel Paper. Each Grantor shall take all steps necessary to grant the US Administrative Agent Control of all electronic chattel paper in accordance with the UCC and all "transferable records" as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

           4.3. Inventory and Equipment.

                     (a) Maintenance of Goods. Each Grantor will do all things necessary to maintain, preserve, protect and keep the Inventory and the Equipment in good repair and working and saleable condition, except for damaged or defective goods arising in the ordinary course of the Grantors' business and except for ordinary wear and tear in respect of the Equipment.

                     (b) Returned Inventory. If an Account Debtor returns any Inventory to a Grantor when no Event of Default exists, then the Grantors shall promptly determine the reason for such return and shall issue a credit memorandum to the Account Debtor in the appropriate amount. The Grantors shall immediately report to the US Administrative Agent any return involving an amount in excess of $1,000,000 or any lesser amount if requested by US Administrative Agent. Each such report shall indicate the reasons for the returns and the locations and condition of the returned Inventory. In the event any Account Debtor returns Inventory to a Grantor when an Event of Default exists, the Grantors, upon the request of the US Administrative Agent, shall: (i) hold the returned Inventory in trust for the US Administrative Agent; (ii) segregate all returned Inventory from all of its other property; (iii) dispose of the returned Inventory solely according to the US Administrative Agent's written instructions; and (iv) not issue any credits or allowances with respect thereto without the US Administrative Agent's prior written consent. All returned Inventory shall be subject to the US Administrative Agent's Liens thereon. Whenever any Inventory is returned, the related Account shall be deemed ineligible to the extent of the amount owing by the Account Debtor with respect to such returned Inventory and such returned Inventory shall not be Eligible Inventory.

                     (c) Inventory Count; Perpetual Inventory System. Each Grantor will conduct a physical count of the Inventory at least once per fiscal year, and after and during the continuation of an Event of Default, at such other times as the US Administrative Agent requests. Each Grantor, at its own expense, shall deliver to the US Administrative Agent the results of each physical verification, which such Grantor has made, or has caused any other Person to make on its behalf, of all or any portion of its Inventory. Each Grantor will maintain a perpetual inventory reporting system at all times.

                     (d) Equipment. Each Grantor shall promptly inform the US Administrative Agent of any additions to or deletions from the Equipment which individually exceed $1,500,000 or any lesser amount if requested by US Administrative Agent. No Grantor shall permit any Equipment to become a fixture with respect to real property or to become an accession with respect to other personal property with respect to which real or personal property the US Administrative Agent does not have a Lien. No Grantor will, without the US Administrative Agent's prior written consent, alter or remove any identifying symbol or number on any of the Grantors' Equipment constituting Collateral.

                     (e) Titled Vehicles. Each Grantor will give the US Administrative Agent notice of its acquisition of any vehicle covered by a certificate of title and deliver to the US Administrative Agent, upon request, the original of any vehicle title certificate and provide and/or file all other documents or instruments necessary to have the Lien of the US Administrative Agent noted on any such certificate or with the appropriate state office.

           4.4. Delivery of Instruments, Securities, Chattel Paper and Documents. Each Grantor will (a) deliver to the US Administrative Agent immediately upon execution of this Security Agreement the originals of all Chattel Paper, Securities and Instruments constituting Collateral (if any then exist), (b) hold in trust for the US Administrative Agent upon receipt and immediately thereafter deliver to the US Administrative Agent any Chattel Paper, Securities and Instruments constituting Collateral, (c) upon the US Administrative Agent's request, deliver to the US Administrative Agent (and thereafter hold in trust for the US Administrative Agent upon receipt and immediately deliver to the US Administrative Agent) any Document evidencing or constituting Collateral and (d) upon the US Administrative Agent's request, deliver to the US Administrative Agent a duly executed amendment to this Security Agreement, pursuant to which such Grantor will pledge such additional Collateral. Each Grantor hereby authorizes the US Administrative Agent to attach each Amendment to this Security Agreement and agrees that all additional Collateral set forth in such Amendments shall be considered to be part of the Collateral.

           4.5. Uncertificated Pledged Collateral. Each Grantor will permit the US Administrative Agent from time to time to cause the appropriate issuers (and, if held with a securities intermediary, such securities intermediary) of uncertificated securities or other types of Pledged Collateral not represented by certificates to mark their books and records with the numbers and face amounts of all such uncertificated securities or other types of Pledged Collateral not represented by certificates and all rollovers and replacements therefor to reflect the Lien of the US Administrative Agent granted pursuant to this Security Agreement. Each Grantor will take any actions necessary to cause (a) the issuers of uncertificated securities which are Pledged Collateral and (b) any securities intermediary which is the holder of any Pledged Collateral, to cause the US Administrative Agent to have and retain Control over such Pledged Collateral. Without limiting the foregoing, each Grantor will, with respect to Pledged Collateral held with a securities intermediary, cause such securities intermediary to enter into a control agreement with the US Administrative Agent, in form and substance satisfactory to the US Administrative Agent, giving the US Administrative Agent Control.

           4.6. Pledged Collateral.

                     (a) Changes in Capital Structure of Issuers. No Grantor will (i) permit or suffer any issuer of an Equity Interest constituting Pledged Collateral to dissolve, merge, liquidate, retire any of its Equity Interests or other Instruments or Securities evidencing ownership, reduce its capital, sell or encumber all or substantially all of its assets (except for Permitted Encumbrances and sales of assets permitted pursuant to Section 4.1(d)) or merge or consolidate with any other entity, or (ii) vote any Pledged Collateral in favor of any of the foregoing.

                     (b) Issuance of Additional Securities. No Grantor will permit or suffer the issuer of an Equity Interest constituting Pledged Collateral to issue additional Equity Interests, any right to receive the same or any right to receive earnings, except to the applicable Grantor.

                     (c) Registration of Pledged Collateral. Each Grantor will permit any registerable Pledged Collateral to be registered in the name of the US Administrative Agent or its nominee at any time at the option of the Required Secured Parties.

                     (d) Exercise of Rights in Pledged Collateral.

(i) Without in any way limiting the foregoing and subject to clause (ii) below, each Grantor shall have the right to exercise all voting rights or other rights relating to the Pledged Collateral for all purposes not inconsistent with this Security Agreement, the Credit Agreement or any other Loan Document; provided, however, that no vote or other right shall be exercised or action taken which would have the effect of impairing the rights of the US Administrative Agent in respect of the Pledged Collateral.

(ii) The Grantors will permit the US Administrative Agent or its nominee at any time after the occurrence of an Event of Default, without notice, to exercise all voting rights or other rights relating to Pledged Collateral, including, without limitation, exchange, subscription or any other rights, privileges, or options pertaining to any Equity Interest or Investment Property constituting Pledged Collateral as if it were the absolute owner thereof.

(iii) The Grantors shall be entitled to collect and receive for its own use all cash dividends and interest paid in respect of the Pledged Collateral to the extent not in violation of the Credit Agreement other than any of the following distributions and payments (collectively referred to as the "Excluded Payments"): (A) dividends and interest paid or payable other than in cash in respect of any Pledged Collateral, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral; (B) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in capital of an issuer; and (C) cash paid, payable or otherwise distributed, in respect of principal of, or in redemption of, or in exchange for, any Pledged Collateral; provided, however, that until actually paid, all rights to such distributions shall remain subject to the Lien created by this Security Agreement; and

(iv) All Excluded Payments and all other distributions in respect of any of the Pledged Collateral, whenever paid or made, shall be delivered to the US Administrative Agent to hold as Pledged Collateral and shall, if received by any Grantor, be received in trust for the benefit of the US Administrative Agent, be segregated from the other property or funds of the Grantors, and be forthwith delivered to the US Administrative Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

           4.7. Intellectual Property.

                     (a) Each Grantor will use its best efforts to secure all consents and approvals necessary or appropriate for the assignment to or benefit of the US Administrative Agent of any License held by any Grantor and to enforce the security interests granted hereunder.

                     (b) Each Grantor shall notify the US Administrative Agent immediately if it knows or has reason to know that any application or registration relating to any Patent, Trademark or Copyright (now or hereafter existing) may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding the applicable Grantor's ownership of any Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.

                     (c) In no event shall any Grantor, either directly or through any agent, employee, licensee or designee, file an application for the registration of any Patent, Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency without giving the US Administrative Agent prior written notice thereof, and, upon request of the US Administrative Agent, the Grantors shall execute and deliver any and all security agreements as the US Administrative Agent may request to evidence the US Administrative Agent's first priority security interest on such Patent, Trademark or Copyright, and the General Intangibles of each of the Grantors relating thereto or represented thereby.

                     (d) Each Grantor shall take all actions necessary or requested by the US Administrative Agent to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of each of the Patents, Trademarks and Copyrights (now or hereafter existing), including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings.

                     (e) Each Grantor shall, unless it shall reasonably determine that such Patent, Trademark or Copyright is in no way material to the conduct of its business or operations, promptly take appropriate action to enforce such Patent, Trademark or Copyright including, as appropriate, sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and shall take such other actions as the US Administrative Agent shall deem appropriate under the circumstances to protect such Patent, Trademark or Copyright. In the event that a Grantor institutes suit because any of the Patents, Trademarks or Copyrights constituting Collateral is infringed upon, or misappropriated or diluted by a third party, the Grantors shall comply with Section 4.8.

           4.8 Commercial Tort Claims. Each Grantor shall promptly, and in any event within two Business Days after such Guarantor obtains knowledge of the acquisition of such claim, notify the US Administrative Agent of any commercial tort claim (as defined in the UCC) acquired by it and, unless the US Administrative Agent otherwise consents, the applicable Grantor shall enter into an amendment to this Security Agreement, in the form of Exhibit I hereto, granting to US Administrative Agent a first priority security interest in such commercial tort claim.

           4.9. Letter-of-Credit Rights. If any Grantor is or becomes the beneficiary of a letter of credit, the Grantors shall promptly, and in any event within two Business Days after becoming a beneficiary, notify the US Administrative Agent thereof and cause the issuer and/or confirmation bank to (i) consent to the assignment of any Letter-of-Credit Rights to the US Administrative Agent and (ii) agree to direct all payments thereunder to a Deposit Account at the US Administrative Agent or subject to a Control Agreement for application to the Secured Obligations, in accordance with Section 2.17 of the Credit Agreement, all in form and substance reasonably satisfactory to the US Administrative Agent.

           4.10. Federal, State or Municipal Claims. The Grantors will promptly notify the US Administrative Agent of any Collateral which constitutes a claim against the United States government or any state or local government or any instrumentality or agency thereof, the assignment of which claim is restricted by federal, state or municipal law.

           4.11. No Interference. Each Grantor agrees that it will not interfere with any right, power and remedy of the US Administrative Agent provided for in this Security Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the US Administrative Agent of any one or more of such rights, powers or remedies.

           4.12. Insurance. (a) In the event any Collateral is located in any area that has been designated by the Federal Emergency Management Agency as a "Special Flood Hazard Area", the Grantors shall purchase and maintain flood insurance on such Collateral (including any personal property which is located on any real property leased by such Loan Party within a "Special Flood Hazard Area"). The amount of all insurance required by this Section shall at a minimum comply with applicable law, including the Flood Disaster Protection Act of 1973, as amended. All premiums on such insurance shall be paid when due by the Grantors, and copies of the policies delivered to the US Administrative Agent. If any Grantor fails to obtain any insurance as required by this Section, the US Administrative Agent at the direction of the Required Lenders may obtain such insurance at the Grantors' expense. Unless the Grantors provide the US Administrative Agent with evidence of the insurance coverage required by this Agreement, the US Administrative Agent may purchase insurance at the Grantors' expense to protect the US Administrative Agent's and the Lenders' interests in the Collateral. This insurance may, but need not, protect the Grantors' interests. The coverage that the US Administrative Agent purchases may not pay any claim that any Grantor makes or any claim that is made against any Grantor in connection with the Collateral. Grantors may later cancel any insurance purchased by the US Administrative Agent, but only after providing the US Administrative Agent with evidence that the Grantors have obtained insurance as required by this Agreement. If the US Administrative Agent purchases insurance for the Collateral, the Grantors will be responsible for the costs of that insurance, including interest and any other charges the US Administrative Agent may impose in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the Grantors' total outstanding balance or obligation. The costs of the insurance may be more than the cost of insurance the Grantors may be able to obtain on their own. By purchasing such insurance, the US Administrative Agent shall not be deemed to have waived any Default arising from the Grantors' failure to maintain such insurance or pay any premiums therefor.

                     (b) All insurance policies required under Section 5.10 of the Credit Agreement shall name the US Administrative Agent (for the benefit of the US Administrative Agent and the Lenders) as an additional insured or as loss payee, as applicable, and shall contain loss payable clauses or mortgagee clauses, through endorsements in form and substance satisfactory to the US Administrative Agent, which provide that: (i) all proceeds thereunder with respect to any Collateral shall be payable to the US Administrative Agent; (ii) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy; and (iii) such policy and loss payable or mortgagee clauses may be canceled, amended, or terminated only upon at least 30 days prior written notice given to the US Administrative Agent.

           4.13. Collateral Access Agreements. Each Grantor shall use commercially reasonable efforts to obtain a Collateral Access Agreement, from the lessor of each leased property, mortgagee of owned property or bailee or consignee with respect to any warehouse, processor or converter facility or other location where Collateral is stored or located, which agreement or letter shall provide access rights, contain a waiver or subordination of all Liens or claims that the landlord, mortgagee, bailee or consignee may assert against the Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to the US Administrative Agent. With respect to such locations or warehouse space leased as of the Closing Date and thereafter, if the US Administrative Agent has not received a Collateral Access Agreement as of the Effective Date (or, if later, as of the date such location is acquired or leased), Borrower's Eligible Inventory at that location shall be excluded from the Borrowing Base. After the Closing Date, no real property or warehouse space shall be leased by the Grantors and no Inventory shall be shipped to a processor or converter under arrangements established after the Closing Date, unless and until a satisfactory Collateral Access Agreement shall first have been obtained with respect to such location and if it has not been obtained, Borrowers' Eligible Inventory at that location shall be excluded from the Borrowing Base. Each Grantor shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or third party warehouse where any Collateral is or may be located.

           4.14. Control Agreements. Each Grantor will provide to the US Administrative Agent, a Control Agreement duly executed on behalf of each financial institution holding a deposit account of such Grantor as set forth in the Security Agreement.

           4.15. Change of Name or Location; Change of Fiscal Year. No Grantor shall (a) change its name as it appears in official filings in the state of its incorporation or organization, (b) change its chief executive office, principal place of business, mailing address, corporate offices or warehouses or locations at which Collateral is held or stored, or the location of its records concerning the Collateral as set forth in the Security Agreement, (c) change the type of entity that it is, (d) change its organization identification number, if any, issued by its state of incorporation or other organization, or (e) change its state of incorporation or organization, in each case, unless the US Administrative Agent shall have received at least 30 days prior written notice of such change and the US Administrative Agent shall have acknowledged in writing that either (1) such change will not adversely affect the validity, perfection or priority of the US Administrative Agent's security interest in the Collateral, or (2) any reasonable action requested by the US Administrative Agent in connection therewith has been completed or taken (including any action to continue the perfection of any Liens in favor of the US Administrative Agent, on behalf of Lenders, in any Collateral), provided that, any new location shall be in the continental U.S. No Grantor shall change its fiscal year, which currently ends on December 31.

           4.16 Assigned Contracts. Each Grantor will use its best efforts to secure all consents and approvals necessary or appropriate for the assignment to or for the benefit of the US Administrative Agent of any Assigned Contract held by each Grantor and to enforce the security interests granted hereunder. Each Grantor shall fully perform all of its obligations under each of the Assigned Contracts, and shall enforce all of its rights and remedies thereunder, in each case, as it deems appropriate in its business judgment; provided, however, that such Grantor shall not take any action or fail to take any action with respect to its Assigned Contracts which would cause the termination of an Assigned Contract. Without limiting the generality of the foregoing, each Grantor shall take all action necessary or appropriate to permit, and shall not take any action which would have any materially adverse effect upon, the full enforcement of all indemnification rights under its Assigned Contracts. Grantors shall notify the US Administrative Agent and the Lenders in writing, promptly after any Grantor becomes aware thereof, of any event or fact which could give rise to a material claim by it for indemnification under any of its Assigned Contracts, and shall diligently pursue such right and report to the US Administrative Agent on all further developments with respect thereto. Each Grantor shall deposit into a Deposit Account at the US Administrative Agent or subject to a Control Agreement for application to the Secured Obligations, in accordance with Section 2.17 of the Credit Agreement, all amounts received by any Grantor as indemnification or otherwise pursuant to its Assigned Contracts. If any Grantor shall fail after the US Administrative Agent's demand to pursue diligently any right under its Assigned Contracts, or if an Event of Default then exists, the US Administrative Agent may, and at the direction of the Required Secured Parties shall, directly enforce such right in its own or any Grantor's name and may enter into such settlements or other agreements with respect thereto as the US Administrative Agent or the Required Secured Parties, as applicable, shall determine. In any suit, proceeding or action brought by the US Administrative Agent for the benefit of the Lenders under any Assigned Contract for any sum owing thereunder or to enforce any provision thereof, the Grantors shall indemnify and hold the US Administrative Agent and Lenders harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaims, recoupment, or reduction of liability whatsoever of the obligor thereunder arising out of a breach by any Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing from any Grantor to or in favor of such obligor or its successors. All such obligations of the Grantors shall be and remain enforceable only against the Grantors and shall not be enforceable against the US Administrative Agent or the Lenders. Notwithstanding any provision hereof to the contrary, each Grantor shall at all times remain liable to observe and perform all of its duties and obligations under its Assigned Contracts, and the US Administrative Agent's or any Lender's exercise of any of their respective rights with respect to the Collateral shall not release any Grantor from any of such duties and obligations. Neither the US Administrative Agent nor any Lender shall be obligated to perform or fulfill any of any Grantor's duties or obligations under its Assigned Contracts or to make any payment thereunder, or to make any inquiry as to the nature or sufficiency of any payment or property received by it thereunder or the sufficiency of performance by any party thereunder, or to present or file any claim, or to take any action to collect or enforce any performance, any payment of any amounts, or any delivery of any property.

           4.17 Mortgages. Grantors shall as promptly as possible (and in any event within 30 days) after US Administrative Agent has delivered to US Borrowing Agent a notice indicating that Borrowing Base Availability has fallen below $35,000,000, deliver to US Administrative Agent a fully executed mortgage, substantially in the form of Exhibit L hereto or as otherwise may be satisfactory to US Administrative Agent, on all Real Property then owned by any Grantor (except for GCS's Real Property located in Suwanee, Georgia if at the time of such notice it is subject to mortgage financing permitted under the Credit Agreement), together with, or within 20 days thereafter if not reasonably available within such 30 day or shorter period during which the applicable mortgage has been provided, (i) title insurance policies (or binding commitments to issue title insurance policies, marked to US Administrative Agent's satisfaction to evidence the form of such policies to be delivered with respect to the mortgage), in standard ALTA form, issued by a title insurance company satisfactory to US Administrative Agent, each in an amount equal to not less than the fair market value of such Real Property subject to the mortgage, insuring the mortgage to create a valid Lien on such Real Property subject only to Permitted Encumbrances, (ii) surveys certified by a licensed surveyor and sufficient to allow the issuer of the mortgage policy to issue an ALTA lender's policy and (iii) environmental studies and reports prepared by independent environmental engineering firms with respect to such Real Property.

ARTICLE V
EVENTS OF DEFAULT AND REMEDIES

           5.1. Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default hereunder:

                     (a) Any representation or warranty made by or on behalf of any Grantor under or in connection with this Security Agreement shall be materially false as of the date on which made.

                     (b) The breach by any Grantor of any of the terms or provisions of Article IV.

                     (c) The breach by any Grantor (other than a breach which constitutes an Event of Default under any other Section of this Article V) of any of the terms or provisions of this Security Agreement which is not remedied within ten days after such breach.

                     (d) The occurrence of any "Event of Default" under, and as defined in, the Credit Agreement.

                     (e) Any Equity Interest which is included within the Collateral shall at any time constitute a Security or the issuer of any such Equity Interest shall take any action to have such interests treated as a Security unless (i) all certificates or other documents constituting such Security have been delivered to the US Administrative Agent and such Security is properly defined as such under Article 8 of the UCC of the applicable jurisdiction, whether as a result of actions by the issuer thereof or otherwise, or (ii) the US Administrative Agent has entered into a control agreement with the issuer of such Security or with a securities intermediary relating to such Security and such Security is defined as such under Article 8 of the UCC of the applicable jurisdiction, whether as a result of actions by the issuer thereof or otherwise.

           5.2. Remedies.

                     (a) Upon the occurrence of an Event of Default, the US Administrative Agent may:

(i) exercise those rights and remedies provided in this Security Agreement, the Credit Agreement, or any other Loan Document; provided that, this Section 5.2(a) shall not be understood to limit any rights or remedies available to the US Administrative Agent and the Lenders prior to an Event of Default;

(ii) exercise those rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank's right of setoff or bankers' lien) when a debtor is in default under a security agreement;

(iii) give notice of sole control or any other instruction under any Control Agreement or and other control agreement with any securities intermediary and take any action therein with respect to such Collateral;

(iv) without notice (except as specifically provided in Section 8.1 or elsewhere herein), demand or advertisement of any kind to any Grantor or any other Person, enter the premises of any Grantor where any Collateral is located (through self-help and without judicial process) to collect, receive, assemble, process, appropriate, sell, lease, assign, grant an option or options to purchase or otherwise dispose of, deliver, or realize upon, the Collateral or any part thereof in one or more parcels at public or private sale or sales (which sales may be adjourned or continued from time to time with or without notice and may take place at any Grantor's premises or elsewhere), for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as the US Administrative Agent may deem commercially reasonable; and/or, as determined by the US Administrative Agent in its sole discretion

(v) concurrently with written notice to the Grantors, transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations, to exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends, interest, principal and other distributions made thereon and to otherwise act with respect to the Pledged Collateral as though the US Administrative Agent was the outright owner thereof.

                     (b) The US Administrative Agent, on behalf of the Lenders, may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

                     (c) The US Administrative Agent shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of the US Administrative Agent and the Lenders, the whole or any part of the Collateral so sold, free of any right of equity redemption, which equity redemption the Grantors hereby expressly release.

                     (d) Until the US Administrative Agent is able to effect a sale, lease, or other disposition of Collateral, the US Administrative Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by the US Administrative Agent. The US Administrative Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the US Administrative Agent's remedies (for the benefit of the US Administrative Agent and Lenders), with respect to such appointment without prior notice or hearing as to such appointment.

                     (e) If, after the Credit Agreement has terminated by its terms and all of the Obligations have been paid in full, there remain Swap Obligations outstanding, the Required Secured Parties may exercise the remedies provided in this Section 5.2 upon the occurrence of any event which would allow or require the termination or acceleration of any Swap Obligations pursuant to the terms of the Swap Agreement.

                     (f) Notwithstanding the foregoing, neither the US Administrative Agent nor the Lenders shall be required to (i) make any demand upon, or pursue or exhaust any of their rights or remedies against, the Grantors, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Secured Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Collateral or any guarantee of the Secured Obligations or to resort to the Collateral or any such guarantee in any particular order, or (iii) effect a public sale of any Collateral.

                     (g) Each Grantor recognizes that the US Administrative Agent may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof in accordance with clause (a) above. Each Grantor also acknowledges that any private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. The US Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the Grantors or the issuer of the Pledged Collateral to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws, even if the Grantors and the issuer would agree to do so, so long as the action by the US Administrative Agent in selling such Pledged Collateral shall not violate the Securities Act of 1933 or applicable state securities laws.

           5.3. Grantors' Obligations Upon Default. Upon the request of the US Administrative Agent after the occurrence of a Default, each Grantor will:

                     (a) assemble and make available to the US Administrative Agent the Collateral and all books and records relating thereto at any place or places specified by the US Administrative Agent, whether at the Grantors' premises or elsewhere;

                     (b) permit the US Administrative Agent, by the US Administrative Agent's representatives and agents, to enter, occupy and use any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral or the books and records relating thereto, or both, to remove all or any part of the Collateral or the books and records relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay any Grantor for such use and occupancy;

                     (c) prepare and file, or cause an issuer of Pledged Collateral to prepare and file, with the Securities and Exchange Commission or any other applicable government agency, registration statements, a prospectus and such other documentation in connection with the Pledged Collateral as the US Administrative Agent may request, all in form and substance satisfactory to the US Administrative Agent, and furnish to the US Administrative Agent, or cause an issuer of Pledged Collateral to furnish to the US Administrative Agent, any information regarding the Pledged Collateral in such detail as the US Administrative Agent may specify;

                     (d) take, or cause an issuer of Pledged Collateral to take, any and all actions necessary to register or qualify the Pledged Collateral to enable the US Administrative Agent to consummate a public sale or other disposition of the Pledged Collateral; and

                     (e) at its own expense, cause the independent certified public accountants then engaged by the Grantors to prepare and deliver to the US Administrative Agent and each Lender, at any time, and from time to time, promptly upon the US Administrative Agent's request, the following reports with respect to each Grantor: (i) a reconciliation of all Accounts; (ii) an aging of all Accounts; (iii) trial balances; and (iv) a test verification of such Accounts.

           5.4. Grant of Intellectual Property License. For the purpose of enabling the US Administrative Agent to exercise the rights and remedies under this Article V at such time as the US Administrative Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby (a) grants to the US Administrative Agent, for the benefit of the US Administrative Agent and the Lenders, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to any Grantor) to use, license or sublicense any Intellectual property Rights now owned or hereafter acquired by any Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof and (b) irrevocably agrees that the US Administrative Agent may sell any of the Grantors' Inventory directly to any person, including without limitation persons who have previously purchased the Grantors' Inventory from a Grantor and in connection with any such sale or other enforcement of the US Administrative Agent's rights under this Security Agreement, may sell Inventory which bears any Trademark owned by or licensed to any Grantor and any Inventory that is covered by any Copyright owned by or licensed to any Grantor and the US Administrative Agent may finish any work in process and affix any Trademark owned by or licensed to any Grantor and sell such Inventory as provided herein.

ARTICLE VI
ACCOUNT VERIFICATION; ATTORNEY IN FACT; PROXY

           6.1. Account Verification. The US Administrative Agent may at any time, in the US Administrative Agent's own name, in the name of a nominee of the US Administrative Agent, or in the name of any Grantor communicate (by mail, telephone, facsimile or otherwise) with the Account Debtors of such Grantor, parties to contracts with any Grantor and obligors in respect of Instruments of any Grantor to verify with such Persons, to the US Administrative Agent's satisfaction, the existence, amount, terms of, and any other matter relating to, Accounts, Instruments, Chattel Paper, payment intangibles and/or other Receivables.

           6.2. Authorization for Secured Party to Take Certain Action.

                     (a) Each Grantor irrevocably authorizes the US Administrative Agent at any time and from time to time in the sole discretion of the US Administrative Agent and appoints the US Administrative Agent as its attorney in fact (i) to execute on behalf of any Grantor as debtor and to file financing statements necessary or desirable in the US Administrative Agent's sole discretion to perfect and to maintain the perfection and priority of the US Administrative Agent's security interest in the Collateral, (ii) to endorse and collect any cash proceeds of the Collateral, (iii) to file a carbon, photographic or other reproduction of this Security Agreement or any financing statement with respect to the Collateral as a financing statement and to file any other financing statement or amendment of a financing statement (which does not add new collateral or add a debtor) in such offices as the US Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the US Administrative Agent's security interest in the Collateral, (iv) to contact and enter into one or more agreements with the issuers of uncertificated securities which are Pledged Collateral or with securities intermediaries holding Pledged Collateral as may be necessary or advisable to give the US Administrative Agent Control over such Pledged Collateral, (v) to apply the proceeds of any Collateral received by the US Administrative Agent to the Secured Obligations as provided in Section 5.17(d), (vi) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens as are specifically permitted hereunder), (vii) to contact Account Debtors for any reason, (viii) to demand payment or enforce payment of the Receivables in the name of the US Administrative Agent or any Grantor and to endorse any and all checks, drafts, and other instruments for the payment of money relating to the Receivables, (ix) to sign any Grantor's name on any invoice or bill of lading relating to the Receivables, drafts against any Account Debtor of any Grantor, assignments and verifications of Receivables, (x) to exercise all of any Grantor's rights and remedies with respect to the collection of the Receivables and any other Collateral, (xi) to settle, adjust, compromise, extend or renew the Receivables, (xii) to settle, adjust or compromise any legal proceedings brought to collect Receivables, (xiii) to prepare, file and sign any Grantor's name on a proof of claim in bankruptcy or similar document against any Account Debtor of any Grantor, (xiv) to prepare, file and sign any Grantor's name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables, (xv) to change the address for delivery of mail addressed to any Grantor to such address as the US Administrative Agent may designate and to receive, open and dispose of all mail addressed to any Grantor, and (xvi) to do all other acts and things necessary to carry out this Security Agreement; and each Grantor agrees to reimburse the US Administrative Agent on demand for any payment made or any expense incurred by the US Administrative Agent in connection with any of the foregoing; provided that, this authorization shall not relieve the Grantors of any of its obligations under this Security Agreement or under the Credit Agreement.

                     (b) All acts of said attorney or designee are hereby ratified and approved. The powers conferred on the US Administrative Agent, for the benefit of the US Administrative Agent and Lenders, under this Section 6.2 are solely to protect the US Administrative Agent's interests in the Collateral and shall not impose any duty upon the US Administrative Agent or any Lender to exercise any such powers. The US Administrative Agent agrees that, except for the powers granted in Section 6.2(a)(i)-(vi) and Section 6.2(a)(xvi), it shall not exercise any power or authority granted to it unless an Event of Default has occurred and is continuing.

           6.3. Proxy. EACH GRANTOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS THE US ADMINISTRATIVE AGENT AS THE PROXY AND ATTORNEY-IN-FACT (AS SET FORTH IN SECTION 6.2 ABOVE) OF EACH GRANTOR WITH RESPECT TO THE PLEDGED COLLATERAL, INCLUDING THE RIGHT TO VOTE SUCH PLEDGED COLLATERAL, WITH FULL POWER OF SUBSTITUTION TO DO SO. IN ADDITION TO THE RIGHT TO VOTE ANY SUCH PLEDGED COLLATERAL, THE APPOINTMENT OF THE US ADMINISTRATIVE AGENT AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF SUCH PLEDGED COLLATERAL WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS). SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY SUCH PLEDGED COLLATERAL ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF SUCH PLEDGED COLLATERAL OR ANY OFFICER OR AGENT THEREOF), UPON THE OCCURRENCE OF A DEFAULT.

           6.4. Nature of Appointment; Limitation of Duty. THE APPOINTMENT OF THE AGENT AS PROXY AND ATTORNEY-IN-FACT IN THIS ARTICLE VI IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE DATE ON WHICH THIS SECURITY AGREEMENT IS TERMINATED IN ACCORDANCE WITH SECTION 8.14. NOTWITHSTANDING ANYTHING CONTAINED HEREIN, NEITHER THE AGENT, NOR ANY LENDER, NOR ANY OF THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL HAVE ANY DUTY TO EXERCISE ANY RIGHT OR POWER GRANTED HEREUNDER OR OTHERWISE OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION; PROVIDED THAT, IN NO EVENT SHALL THEY BE LIABLE FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

ARTICLE VII
INTENTIONALLY OMITTED

ARTICLE VIII
GENERAL PROVISIONS

           8.1. Waivers. Each Grantor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to the Grantors, addressed as set forth in Article IX, at least ten days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against the US Administrative Agent or any Lender arising out of the repossession, retention or sale of the Collateral, except such as arise solely out of the gross negligence or willful misconduct of the US Administrative Agent or such Lender as finally determined by a court of competent jurisdiction. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the US Administrative Agent or any Lender, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise. Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

           8.2. Limitation on US Administrative Agent's and Lenders' Duty with Respect to the Collateral. The US Administrative Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale. The US Administrative Agent and each Lender shall use reasonable care with respect to the Collateral in its possession or under its control. Neither the US Administrative Agent nor any Lender shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the US Administrative Agent or such Lender, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent that applicable law imposes duties on the US Administrative Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is commercially reasonable for the US Administrative Agent (i) to fail to incur expenses deemed significant by the US Administrative Agent to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as the Grantors, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the US Administrative Agent against risks of loss, collection or disposition of Collateral or to provide to the US Administrative Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the US Administrative Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the US Administrative Agent in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 8.2 is to provide non-exhaustive indications of what actions or omissions by the US Administrative Agent would be commercially reasonable in the US Administrative Agent's exercise of remedies against the Collateral and that other actions or omissions by the US Administrative Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 8.2. Without limitation upon the foregoing, nothing contained in this Section 8.2 shall be construed to grant any rights to any Grantor or to impose any duties on the US Administrative Agent that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 8.2.

           8.3. Compromises and Collection of Collateral. Each Grantor and the US Administrative Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable. In view of the foregoing, each Grantor agrees that the US Administrative Agent may at any time and from time to time, if an Event of Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the US Administrative Agent in its sole discretion shall determine or abandon any Receivable, and any such action by the US Administrative Agent shall be commercially reasonable so long as the US Administrative Agent acts in good faith based on information known to it at the time it takes any such action.

           8.4. Secured Party Performance of Debtor Obligations. Without having any obligation to do so, the US Administrative Agent may perform or pay any obligation which any Grantor has agreed to perform or pay in this Security Agreement and the Grantors shall reimburse the US Administrative Agent for any amounts paid by the US Administrative Agent pursuant to this Section 8.4. The Grantors' obligations to reimburse the US Administrative Agent pursuant to the preceding sentence shall be a Secured Obligation payable on demand.

           8.5. Specific Performance of Certain Covenants. Each Grantor acknowledges and agrees that a breach of any of the covenants contained in Sections 4.1(d), 4.1(e), 4.4, 4.5, 4.6, 4.7, 4.8, 4.9, 4.10, 4.12, 4.13, 4.14, 4.15, 4.16, 5.3, or 8.7 will cause irreparable injury to the US Administrative Agent and the Lenders, that the US Administrative Agent and Lenders have no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the US Administrative Agent or the Lenders to seek and obtain specific performance of other obligations of the Grantors contained in this Security Agreement, that the covenants of the Grantors contained in the Sections referred to in this Section 8.5 shall be specifically enforceable against the Grantors.

           8.6. Dispositions Not Authorized. No Grantor is authorized to sell or otherwise dispose of the Collateral except as set forth in Section 4.1(d) and notwithstanding any course of dealing between the Grantors and the US Administrative Agent or other conduct of the US Administrative Agent, no authorization to sell or otherwise dispose of the Collateral (except as set forth in Section 4.1(d)) shall be binding upon the US Administrative Agent or the Lenders unless such authorization is in writing signed by the US Administrative Agent with the consent or at the direction of the Required Secured Parties.

           8.7. No Waiver; Amendments; Cumulative Remedies. No delay or omission of the US Administrative Agent or any Lender to exercise any right or remedy granted under this Security Agreement shall impair such right or remedy or be construed to be a waiver of any Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Security Agreement whatsoever shall be valid unless in writing signed by the US Administrative Agent with the concurrence or at the direction of the Lenders required under Section 9.02 of the Credit Agreement and then only to the extent in such writing specifically set forth. All rights and remedies contained in this Security Agreement or by law afforded shall be cumulative and all shall be available to the US Administrative Agent and the Lenders until the Secured Obligations have been paid in full.

           8.8. Limitation by Law; Severability of Provisions. All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, unenforceable or not entitled to be recorded or registered, in whole or in part. Any provision in any this Security Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Security Agreement are declared to be severable.

           8.9. Reinstatement. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

           8.10. Benefit of Agreement. The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of each Grantor, the US Administrative Agent and the Lenders and their respective successors and assigns (including all persons who become bound as a debtor to this Security Agreement), except that no Grantor shall have the right to assign its rights or delegate its obligations under this Security Agreement or any interest herein, without the prior written consent of the US Administrative Agent. No sales of participations, assignments, transfers, or other dispositions of any agreement governing the Secured Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to the US Administrative Agent, for the benefit of the US Administrative Agent and the Lenders, hereunder.

           8.11. Survival of Representations. All representations and warranties of each Grantor contained in this Security Agreement shall survive the execution and delivery of this Security Agreement.

           8.12. Taxes and Expenses. Any taxes (including income taxes) payable or ruled payable by Federal or State authority in respect of this Security Agreement shall be paid by the Grantors, together with interest and penalties, if any. The Grantors shall reimburse the US Administrative Agent for any and all out-of-pocket expenses and internal charges (including reasonable attorneys', auditors' and accountants' fees and reasonable time charges of attorneys, paralegals, auditors and accountants who may be employees of the US Administrative Agent) paid or incurred by the US Administrative Agent in connection with the preparation, execution, delivery, administration, collection and enforcement of this Security Agreement and in the audit, analysis, administration, collection, preservation or sale of the Collateral (including the expenses and charges associated with any periodic or special audit of the Collateral). Any and all costs and expenses incurred by the Grantors in the performance of actions required pursuant to the terms hereof shall be borne solely by the Grantors.

           8.13. Headings. The title of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.

           8.14. Termination. This Security Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Secured Obligations outstanding) until (i) the Credit Agreement has terminated pursuant to its express terms and (ii) all of the Secured Obligations have been indefeasibly paid and performed in full (or with respect to any outstanding Letters of Credit, a cash deposit or Supporting Letter of Credit has been delivered to the US Administrative Agent as required by the Credit Agreement) and no commitments of the US Administrative Agent or the Lenders which would give rise to any Secured Obligations are outstanding.

           8.15. Entire Agreement. This Security Agreement embodies the entire agreement and understanding between the Grantors and the US Administrative Agent relating to the Collateral and supersedes all prior agreements and understandings between the Grantors and the US Administrative Agent relating to the Collateral.

           8.16. CHOICE OF LAW. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

           8.17. CONSENT TO JURISDICTION. EACH GRANTOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT AND EACH GRANTOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE US ADMINISTRATIVE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST ANY GRANTOR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY GRANTOR AGAINST THE US ADMINISTRATIVE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.

           8.18. WAIVER OF JURY TRIAL. EACH GRANTOR, THE US ADMINISTRATIVE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

           8.19. Indemnity. Each Grantor hereby agrees to indemnify the US Administrative Agent and the Lenders, and their respective successors, assigns, agents and employees, from and against any and all liabilities, damages, penalties, suits, costs, and expenses of any kind and nature (including, without limitation, all expenses of litigation or preparation therefor whether or not the US Administrative Agent or any Lender is a party thereto) imposed on, incurred by or asserted against the US Administrative Agent or the Lenders, or their respective successors, assigns, agents and employees, in any way relating to or arising out of this Security Agreement, or the manufacture, purchase, acceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of any Collateral (including, without limitation, latent and other defects, whether or not discoverable by the US Administrative Agent or the Lenders or the Grantors, and any claim for Patent, Trademark or Copyright infringement).

           8.20. Counterparts. This Security Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Security Agreement by signing any such counterpart.

ARTICLE IX
NOTICES

           9.1. Sending Notices. Any notice required or permitted to be given under this Security Agreement shall be sent by United States mail, telecopier, personal delivery or nationally established overnight courier service, and shall be deemed received (a) when received, if sent by hand or overnight courier service, or mailed by certified or registered mail notices or (b) when sent, if sent by telecopier (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient), in each case addressed to any Grantor at the address set forth on Exhibit A as its principal place of business, and to the US Administrative Agent and the Lenders at the addresses set forth in accordance with Section 9.01 of the Credit Agreement.

           9.2. Change in Address for Notices. Each of the Grantors, the US Administrative Agent and the Lenders may change the address for service of notice upon it by a notice in writing to the other parties.

ARTICLE X
THE US ADMINISTRATIVE AGENT

           JPMorgan Chase Bank, N.A. has been appointed US Administrative Agent for the Lenders hereunder pursuant to Article VIII of the Credit Agreement. It is expressly understood and agreed by the parties to this Security Agreement that any authority conferred upon the US Administrative Agent hereunder is subject to the terms of the delegation of authority made by the Lenders to the US Administrative Agent pursuant to the Credit Agreement, and that the US Administrative Agent has agreed to act (and any successor US Administrative Agent shall act) as such hereunder only on the express conditions contained in such Article VIII. Any successor US Administrative Agent appointed pursuant to Article VIII of the Credit Agreement shall be entitled to all the rights, interests and benefits of the US Administrative Agent hereunder.

[Signature Page Follows]

           IN WITNESS WHEREOF, each Grantor and the US Administrative Agent have executed this Security Agreement as of the date first above written.

SYSTEMAX INC. By: /s/ Steven M. Goldschein
Name: Title:	Steven M. Goldschein Senior Vice President

SYSTEMAX MANUFACTURING INC.
GLOBAL COMPUTER SUPPLIES INC.
GLOBAL EQUIPMENT COMPANY INC.
TIGERDIRECT, INC.
DARTEK CORPORATION
NEXEL INDUSTRIES, INC.
MISCO AMERICA INC.
ONREBATE.COM INC.
PAPIER CATALOGUES, INC.
CATALOG DATA SYSTEMS, INC.
MILLENNIUM FALCON CORP.
TEK SERV INC.
B.T.S.A., INC.
PROFIT CENTER SOFTWARE INC.
GLOBAL GOV/ED SOLUTIONS INC.
GLOBAL GOVERNMENT & EDUCATION INC.
SYX DISTRIBUTION INC.
SYX SERVICES INC.
ULTRA PRODUCTS INC.

By: /s/ Steven M. Goldschein
Name: Title:	Steven M. Goldschein Vice President

SYSTEMAX SUWANEE LLC By: Systemax Inc., Member

By: /s/ Steven M. Goldschein
Name: Title:	Steven M. Goldschein Operating Manager

THE MILLENIUM GROUP LLC By: /s/ Steven M. Goldschein
Name: Title:	Steven M. Goldschein Vice President

JPMORGAN CHASE BANK, N.A., as US Administrative Agent By: /s/ Donna M. DiForio
Name: Title:	Donna M. DiForio Vice President